Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                         For the Month of October 1999
                     Distribution Date of November 22, 1999
                            Servicer Certificate #37

Original Pool Amount                                   $486,507,362.75

Beginning Pool Balance                                  $84,732,259.10
Beginning Pool Factor                                        0.1741644

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $5,669,618.55
     Interest Collected                                    $665,206.23

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $132,807.84
Total Additional Deposits                                  $132,807.84

Repos / Chargeoffs                                          $35,333.50
Aggregate Number of Notes Charged Off                               72

Total Available Funds                                    $6,439,255.26

Ending Pool Balance                                     $79,055,684.41
Ending Pool Factor                                           0.1624964

Servicing Fee                                               $70,610.22

Repayment of Servicer Advances                              $28,377.36

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,009,861.65
     Target Percentage                                            2.50%
     Target Balance                                      $1,976,392.11
     Minimum Balance                                     $9,730,147.26
     (Release) / Deposit                                  ($279,714.39)
     Ending Balance                                      $9,730,147.26

Current Weighted Average APR:                                    9.601%
Current Weighted Average Remaining Term (months):                18.60
Delinquencies                                           Dollars        Notes
     Installments:               1 - 30 days        $1,008,703.66       734
                                 31 - 60 days         $244,946.03       193
                                 60+  days            $107,320.82        62

     Total:                                         $1,360,970.51       757

     Balances:                   60+  days            $718,707.33        62

Memo Item - Reserve Account
     Prior Month                                    $9,730,147.26
+    Invest. Income                                    $40,894.65
+    Excess Serv.                                     $238,819.74
+    Transfer (to) / from Collections Account               $0.00
     Beginning Balance                             $10,009,861.65

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of October 1999

                                                                       NOTES
                                                                                                      CLASS B         CLASS C
                                   TOTAL           CLASS A - 1      CLASS A - 2      CLASS A - 2    CERTIFICATES    CERTIFICATES
                              $486,507,362.75   $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                             0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                              5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance         $84,732,259.10
Ending Pool Balance            $79,055,684.41

Collected Principal             $5,641,241.19
Collected Interest                $665,206.23
Charge - Offs                      $35,333.50
Liquidation Proceeds/Recoveries   $132,807.84
Servicing                          $70,610.22
Cash Transfer from Reserve Account      $0.00
Total Collections Available
  for Debt Service              $6,368,645.04

Beginning Balance              $84,732,259.11             $0.00            $0.00   $72,317,778.10   $6,693,361.22   $5,721,119.79

Interest Due                      $453,250.61             $0.00            $0.00      $381,476.28      $36,255.71      $35,518.62
Interest Paid                     $453,250.61             $0.00            $0.00      $381,476.28      $36,255.71      $35,518.62
Principal Due                   $5,676,574.69             $0.00            $0.00    $5,307,597.34     $198,680.11     $170,297.24
Principal Paid                  $5,676,574.69             $0.00            $0.00    $5,307,597.34     $198,680.11     $170,297.24

Ending Balance                 $79,055,684.42             $0.00            $0.00   $67,010,180.76   $6,494,681.11   $5,550,822.55
Note / Certificate Pool Factor                           0.0000           0.0000           0.2833          0.3814          0.3807
   (Ending Balance / Original Pool Amount)
Total Distributions             $6,129,825.30             $0.00            $0.00    $5,689,073.62     $234,935.82     $205,815.86

Interest Shortfall                      $0.00             $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                     $0.00             $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                    $0.00             $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                  $238,819.74
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance $10,009,861.65
(Release) / Draw                 ($279,714.39)
Ending Reserve Acct Balance     $9,730,147.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of October 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                6                 5               4                3               2             1
                             May-99            Jun-99          Jul-99           Aug-99          Sep-99         Oct-99
Beginning Pool Balance   $119,977,701.12  $111,481,970.11  $103,981,623.99  $97,015,550.78  $90,087,940.62  $84,732,259.10

A)  Loss Trigger:
    Principal of Contracts
      Charged Off            $165,900.72      $119,160.25       $16,755.11     $196,802.77     $143,474.79      $35,333.50
    Recoveries               $224,790.10      $315,798.67      $282,932.29     $247,699.76     $362,129.56     $132,807.84

Loss Trigger - Reserve Account Balance                            Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)       $332,718.13           Total Charged off (Months 1 - 6)           $677,427.14
     Total Recoveries (Months 3, 2, 1)        $742,637.16           Total Recoveries (Months 1 - 6)          $1,566,158.22
     Net Loss / (Recoveries) for 3 Mos       ($409,919.03)(a)       Net Loss/(Recoveries) for 6 Mos.          ($888,731.08)(c)

Total Balance (Months 5, 4, 3)            $312,479,144.88 (b)       Total Balance (Months 1 - 6)           $607,277,045.72 (d)

Loss Ratio Annualized  [(a/b) * (12)]            -1.5742%           Loss Ratio Annualized [(c/d) (12)]           -1.75616%

Trigger:  Is Ratio > 1.5%                              No           Trigger:  Is Ratio > 6.0%                           No

                                                                                Aug-99          Sep-99         Oct-99
B)   Delinquency Trigger:                                                    $1,277,627.65     $856,462.88     $718,707.33
     Balance delinquency 60+ days                                                 1.31693%        0.95070%        0.84821%
     As % of Beginning Pool Balance                                               1.09573%        1.06674%        1.03861%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                 2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer